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                                                               EXHIBIT 99.(A)(2)

                            CERTIFICATE OF CORRECTION
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                        MERRILL LYNCH INVESTMENT MANAGERS
                                   FUNDS, INC.
                            (A MARYLAND CORPORATION)


        MERRILL LYNCH INVESTMENT MANAGERS FUNDS, INC., a Maryland corporation (the "Corporation"), having its principal office in Maryland c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202, hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

        FIRST: Articles of Incorporation, dated July 5, 2000, of the Corporation were filed with the Department on July 6, 2000, and said Articles of Incorporation require correction as permitted by Section 1-207 of the Corporations and Associations Article of the Annotated Code of Maryland.

        SECOND: (A) Article IV, Section 1 of the Articles of Incorporation as previously filed and to be corrected hereby reads as follows:

                The total number of shares of capital stock which the Corporation shall have authority to issue is Two Billion (2,000,000,000) shares, of the par value of One Cent ($.01) per share, and of the aggregate par value of Two Million Dollars ($2,000,000). The capital stock initially consists of two series, known as Merrill Lynch Low Duration Fund and Merrill Lynch Total Return Bond Fund (collectively, the "Series", and each, a "Series"). Each Series shall consist, until further changed, of Five Hundred Million (500,000,000) shares. The shares of each Series shall consist, until further changed, of four classes of shares designated Class A shares, Class B shares, Class C shares and Class D shares (the "Classes"). Class A shares, Class C shares and Class D shares of each Series shall consist, until further changed, of One Hundred Million (100,000,000) shares and Class B shares of each Series shall consist, until further changed, of Two Hundred Million (200,000,000) shares.

        (B) Article IV, Section 1 of the Articles of Incorporation as corrected hereby shall read as follows:

                The total number of shares of capital stock which the Corporation shall have authority to issue is One Billion (1,000,000,000) shares, of the par value of One Cent ($.01) per share, and of the aggregate par value of One Million Dollars ($1,000,000). The capital stock initially consists of two series, known as Merrill Lynch Low Duration Fund and Merrill Lynch Total Return Bond Fund (collectively, the "Series", and each, a "Series"). Each Series shall consist, until


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        further changed, of Five Hundred Million (500,000,000) shares. The shares of each Series shall consist, until further changed, of four classes of shares designated Class A shares, Class B shares, Class C shares and Class D shares (the "Classes"). Class A shares, Class C shares and Class D shares of each Series shall consist, until further changed, of One Hundred Million (100,000,000) shares and Class B shares of each Series shall consist, until further changed, of Two Hundred Million (200,000,000) shares.

        (C) The inaccuracy or defect in Article IV, Section 1 of the Articles of Incorporation as previously filed was a typographical error.


        IN WITNESS WHEREOF, Merrill Lynch Investment Managers Funds, Inc. has caused this Certificate of Correction to be signed in its name and on its behalf by its President and witnessed by its Secretary on August 2, 2000.

WITNESS:                                 MERRILL LYNCH INVESTMENT
                                         MANAGERS FUNDS, INC.



/s/                                      By: /s/
Turner Swan, Secretary                       Nancy D. Celick, President


        THE UNDERSIGNED, President of MERRILL LYNCH INVESTMENT MANAGERS FUNDS, INC., with respect to the foregoing Certificate of Correction of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Certificate of Correction to be the act of the Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.


                                         /s/
                                         Nancy D. Celick, President


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